UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2007

Eli Lilly and Company
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lilly Corporate Center, Indianapolis, Indiana		46285
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-276-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, Sidney Taurel, chairman of the board and chief executive officer of the company, announced his retirement as chief executive officer as of March 31, 2008, and as chairman and a member of the board of directors as of December 31, 2008. Mr. Taurel, a 36-year Lilly employee, has served as CEO since July 1998 and chairman since January 1999.

On the same day, the board of directors elected John C. Lechleiter, Ph. D., as president and chief executive officer effective April 1, 2008. All company officers are elected to one-year terms expiring at the company’s annual meeting of the board of directors in April. Accordingly, Dr. Lechleiter’s initial term of office as CEO and president will expire on the date of the next annual directors’ meeting to be held on April 21, 2008.

Dr. Lechleiter, age 54, has served as president and chief operating officer of the company and a member of the board of directors since October 2005. He joined Lilly in 1979 as a senior organic chemist and has held a broad range of scientific and general management positions at the company. Before assuming his current position, he served as vice president for pharmaceutical products and corporate development from 2001-04 and executive vice president of pharmaceutical operations from 2004-05.

The compensation committee of the board of directors approved compensation for Mr. Taurel in his new role. As chairman, Mr. Taurel will remain an employee of the company until his retirement on December 31, 2008. Effective April 1, 2008, his base salary will be reduced by half. Under the terms of the Bonus Plan, his annualized non-equity incentive award opportunity, which is calculated as a percentage of base salary, will also be reduced by half. Thus, effective April 1, 2008, Mr. Taurel will receive the following annualized base salary and target non-equity incentive plan compensation:

Annualized Base Salary -- $864,250
Annualized Non-equity Incentive Plan Compensation -- $1,209,950*

* This amount represents the target bonus under the Bonus Plan, assuming the listed salary was paid for the entire calendar year. Actual bonuses paid for a given calendar year will be calculated on actual base salary earnings for the year. Payouts may vary from zero to 200 percent of the target amount, depending on the company’s results relative to predetermined corporate performance measures that are based 25 percent on sales growth and 75 percent on earnings-per-share growth (adjusted for unusual items in accordance with predetermined criteria).

The compensation committee will set compensation for Dr. Lechleiter in his new role prior to April 1, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eli Lilly and Company

December 19, 2007	By:	James B. Lootens

Name: James B. Lootens
Title: Secretary and Deputy General Counsel